Exhibit 99.1
BRIDGE INVESTMENT GROUP HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

SALT LAKE CITY, UTAH—February 14, 2023—Bridge Investment Group Holdings Inc. (NYSE: BRDG) (“Bridge” or the “Company”) today reported its financial results for the fourth quarter and year ended December 31, 2022.

Net Income was $18.2 million and $272.4 million for the quarter and year ended December 31, 2022, respectively. On a basic and diluted basis, net (loss) income attributable to Bridge per share of Class A common stock was $(0.04) and $0.92, respectively.

Distributable Earnings of Bridge Investment Group Holdings LLC (the “Operating Company”) was $35.6 million, or $0.21 per share after-tax, for the quarter ended December 31, 2022 and $187.9 million, or $1.10 per share after-tax, for the year ended December 31, 2022. Fee Related Earnings to the Operating Company were $30.9 million and $158.3 million for the quarter and year ended December 31, 2022, respectively.

Robert Morse, Bridge’s Executive Chairman, remarked “Bridge delivered another strong year of financial results despite a challenging macroeconomic environment. We achieved record closes for three of our specialized strategies with Debt Strategies IV at $2.9 billion, Multifamily V at $2.3 billion and Workforce & Affordable Housing II at $1.7 billion, highlighting the confidence investors place in our best-in-class investment teams. Our newer strategies continue to scale as demonstrated by the $1.3 billion of gross capital deployed by our logistics team, a strong portfolio of over 3,300 homes in our Single-Family Rental platform, and a growing Net Lease Income vehicle. Looking forward, we’re excited about the compelling opportunities for our Renewable Energy and PropTech strategies, as ESG and technological solutions become more critical for the real estate industry.”
Jonathan Slager, Bridge’s Chief Executive Officer, added “Bridge’s specialized investment approach, vertically integrated business model, and focus on value-add strategies continues to be a strength in a difficult market. The structure of our fund capital allows us to be patient and selective while also nimble to take advantage of opportunities generated from market dislocations. We demonstrated this within our Debt Strategies vertical, investing over $1.2 billion opportunistically from 2Q to 4Q 2022, and have $3.5 billion of dry powder across our funds to invest at what we think will be an attractive point in the cycle.”

Common Dividend

Bridge declared a quarterly dividend of $0.17 per share of its Class A common stock, payable on March 24, 2023 to its Class A common stockholders of record at the close of business on March 10, 2023.

Newbury Transaction

In a separate press release issued today, Bridge announced it has entered into a definitive agreement to acquire substantially all of the business of Newbury Partners LLC, an investment manager that specializes in acquiring limited partnership interests through secondary transactions, for $320.1 million. The transaction will add significant assets to the Bridge platform, while enabling Bridge to expand into the rapidly growing private equity secondaries market. The transaction is expected to close in the first half of 2023 and is subject to customary closing conditions, including regulatory and investor approvals.

Additional Information

Bridge Investment Group Holdings Inc. issued a full detailed presentation of its fourth quarter and full year 2022 results, which can be viewed on the Investors section of our website at www.bridgeig.com. The presentation is titled “Fourth Quarter 2022 Earnings Presentation.”

Conference Call and Webcast Information

The Company will host a conference call on February 14, 2023 at 8:30 a.m. ET to discuss its fourth quarter and full year 2022 results. Interested parties may access the conference call live over the phone by dialing 1-877-405-1210 (domestic) or 1-201-689-8721 (international) and requesting Bridge Investment Group Holdings Inc.’s Fourth Quarter 2022 Earnings Conference Call. Participants are asked to dial in a few minutes prior to the call to register for the event. The event will also be available live via webcast which can be accessed here or from our Investor Relations website https://ir.bridgeig.com.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 p.m. ET on February 28, 2023 and can be accessed by dialing 1-877-660-6853 (domestic) or 1-201-612-7415 (international), and providing the passcode 13736320.

About Bridge Investment Group

Bridge is a leading, vertically integrated real estate investment manager, diversified across specialized asset classes, with approximately $43.3 billion of assets under management as of December 31, 2022. Bridge combines its nationwide operating platform with dedicated teams of investment professionals focused on select U.S. real estate verticals: residential rental, office, development, logistics properties, net lease, real estate-backed credit, renewable energy and proptech.

Forward-Looking Statements

This earnings release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. All statements other than statements of historical facts may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “outlook,” “could,” “believes,” “expects,” “potential,” “opportunity,” “continues,” “may,” “will,” “should,” “over time,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. Accordingly, we caution you that any such forward-looking statements are based on our beliefs, assumptions and expectations as of the date made, taking into account all information available to us at that time. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties that are difficult to predict and beyond our control. Actual results may differ materially from those express or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks described from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. Bridge undertakes no duty to publicly update any forward-looking statements made herein or on the webcast/conference call or otherwise, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of the Company or any investment fund managed by the Company or its affiliates.

Shareholder Relations:
Bonni Rosen
Bridge Investment Group Holdings Inc.
shareholderrelations@bridgeig.com

Media:
Charlotte Morse
Bridge Investment Group Holdings Inc.
(877) 866-4540
charlotte.morse@bridgeig.com

Jonathan Keehner / Kara Brickman / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

February 14, 2023 4th Quarter and Full Year 2022 Earnings Presentation

2 DISCLAIMER The information contained herein does not constitute or form part of, and should not be construed as, an offer or invitation to subscribe for, underwrite or otherwise acquire, any securities of Bridge Investment Group Holdings Inc. (“Bridge” or the “Company”) or any affiliate of Bridge, or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge. This presentation should not form the basis of, or be relied on in connection with, any contract to purchase or subscribe for any securities of Bridge or any fund or other investment vehicle managed by Bridge or an affiliate of Bridge, or in connection with any other contract or commitment whatsoever. This presentation does not constitute a “prospectus” within the meaning of the Securities Act of 1933, as amended. Any decision to purchase securities of Bridge or any of its affiliates should be made solely on the basis of the information contained in a prospectus to be issued by Bridge in relation to a specific offering. Forward-Looking Statements This presentation contains forward-looking statements. All statements other than statements of historical facts contained in this presentation may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding expected growth, capital raising, expectations or targets related to financial and non-financial measures, future capital expenditures, fund performance and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “expects,” “plans,” “seek,” “anticipates,” “plan,” “forecasts,” “outlook,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict and beyond our ability to control. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. If one or more events related to these forward-looking statements or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. We believe these factors include but are not limited to those risk factors described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the United States Securities and Exchange Commission (the “SEC”) on March 18, 2022, which will be updated upon filing our Annual Report on Form 10-K for the year ended December 31, 2022, accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements included in this report and our other filings. You should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Industry Information Unless otherwise indicated, information contained in this presentation concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, which could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. Non-GAAP Financial Measures This presentation uses financial measures that are not presented in accordance with generally accepted accounted principles in the United States (“GAAP”), such as Distributable Earnings, Fee Related Earnings, Fee Related Revenues and Performance Related Earnings, to supplement financial information presented in accordance with GAAP. There are limitations to the use of the non-GAAP financial measures presented in this presentation. For example, the non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies may calculate non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes. Throughout this presentation, all current period amounts are preliminary and unaudited.

GAAP INCOME STATEMENT

GAAP Consolidated and Combined Statements of Operations (Unaudited)

($ in thousands, except shares and per share amounts)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	Year Ended December 31, 2022	Year Ended December 31, 2021
Revenues:				
Fund management fees	$ 55,408	$ 49,965	$ 221,584	$ 155,928
Property management and leasing fees	19,527	16,062	76,210	69,654
Construction management fees	3,246	2,304	10,973	8,292
Development fees	1,651	1,136	4,688	3,703
Transaction fees	5,033	31,598	56,205	75,073
Fund administration fees	3,925	—	15,031	—
Insurance premiums	4,208	3,605	12,856	10,051
Other asset management and property income	2,475	2,649	11,502	7,313
Total revenues	95,473	107,319	409,049	330,014
Investment income:				
Incentive fees	—	1,559	—	2,469
Performance allocations: realized	4,455	8,786	69,280	80,970
Performance allocations: unrealized	(4,437)	137,638	115,175	248,647
Earnings from investments in real estate	60	333	2,169	2,132
Total investment income	78	148,316	186,624	334,218
Expenses:				
Employee compensation and benefits	47,489	41,487	196,629	142,707
Incentive fee compensation	—	133	—	215
Performance allocations compensation: realized	349	515	4,396	6,611
Performance allocations compensation: unrealized	3,856	20,910	24,870	31,069
Loss and loss adjustment expenses	1,125	3,729	6,520	8,075
Third-party operating expenses	6,033	7,102	25,675	33,427
General and administrative expenses	11,108	8,619	41,070	24,815
Depreciation and amortization	713	651	2,936	2,830
Total expenses	70,673	83,146	302,096	249,749
Other income (expense):				
Realized and unrealized gains, net	(100)	705	4,215	9,368
Interest income	3,402	1,093	7,867	3,265
Other income (expense), net	1,246	(1,723)	1,246	(1,723)
Interest expense	(3,571)	(1,957)	(12,340)	(8,504)
Total other income (expense)	977	(1,882)	988	2,406
Income before provision for income taxes	25,855	170,607	294,565	416,889
Income tax provision	(7,610)	(4,821)	(22,195)	(8,262)
Net income	18,245	165,786	272,370	408,627
Net income attributable to non-controlling interests in Bridge Investment Group Holdings LLC	299	85,259	88,141	155,922
Net income attributable to Bridge Investment Group Holdings LLC	17,946	80,527	184,229	252,705
Net income attributable to Common Control Group prior to Transactions and IPO	—	—	—	117,971
Net income attributable to non-controlling interests in Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	18,385	67,604	156,960	111,508
Net income (loss) attributable to Bridge Investment Group Holdings Inc. subsequent to Transactions and IPO	$ (439)	$ 12,923	$ 27,269	$ 23,226
Earnings (loss) per share of Class A common stock - Basic and Diluted[1]	$ (0.04)	$ 0.52	$ 0.92	$ 0.93
Weighted-average shares of Class A common stock outstanding - Basic and Diluted[1]	24,373,172	22,742,137	23,928,408	22,515,868

Financial Results

- GAAP Net Income was $18.2 million and $272.4 million for the 4th quarter and FY 2022, respectively
- GAAP Net Income (Loss) attributable to Bridge Investment Group Holdings Inc. was $(0.4) million and $27.3 million for the 4th quarter and FY 2022, respectively
- Earnings (loss) per share of Class A common stock - basic and diluted was $(0.04) and $0.92 for the 4th quarter and FY 2022, respectively

[1] For the quarter and year ended December 31, 2021, the earnings per share amounts are for the period following the Transaction and IPO from July 16, 2021 through December 31, 2021. Refer to Notes 1 and 19 of the Form 10-K for further information.

BRIDGE INVESTMENT GROUP

3

4TH QUARTER AND FULL YEAR 2022 OVERVIEW

Financial Highlights

($ in MM, except per share data or as noted)	Q4 2022	Q4 2021	YoY Change %	FY 2022	FY 2021	YoY Change %
Total Revenue	$95.5	$107.3	(11)%	$409.0	$330.0	24%
GAAP Net Income	$18.2	$165.8	(89)%	$272.4	$408.6	(33)%
Earnings (Loss) per share	$(0.04)	$0.52	(108)%	$0.92	$0.93	(1)%
Fee Related Earnings ("FRE") to the Operating Company[1]	$30.9	$35.5	(13)%	$158.3	$105.3	50%
Distributable Earnings ("DE") of the Operating Company[1]	$35.6	$38.7	(8)%	$187.9	$134.6	40%
After-tax DE per share[1]	$0.21	$0.26	(19)%	$1.10	$0.89	24%

Key Operating Metrics

	Q4 2022	Q4 2021	YoY Change %	FY 2022	FY 2021	YoY Change %
Gross AUM	$43.3 Bn	$36.3 Bn	19%	$43.3 Bn	$36.3 Bn	19%
Fee-Earning AUM	$17.3 Bn	$13.4 Bn	30%	$17.3 Bn	$13.4 Bn	29%
Capital Raised	$0.5 Bn	$2.3 Bn	(77)%	$4.5 Bn	$5.0 Bn	(10)%
Capital Deployed	$1.0 Bn	$2.1 Bn	(52)%	$3.2 Bn	$4.6 Bn	(30)%
Dry Powder	$3.5 Bn	$2.7 Bn	30%	$3.5 Bn	$2.7 Bn	30%
Realized Performance Allocations	$4.5	$10.3	(57%)	$69.3	$83.4	(17)%
Unrealized Accrued Performance Allocations	$554.7	$439.5	26%	$554.7	$439.5	26%

Business Update

- Declared quarterly dividend of $0.17 per share of Class A common stock, payable on March 24, 2023 to stockholders of record on March 10, 2023
- On January 31, 2023, the Company upsized its existing Senior Secured Credit Facility ("Credit Facility"), increasing it from $125 million to $225 million
- During January 2023, the Company completed the final closing of our Multifamily Fund V, which raised $2.26 billion in equity commitments, the largest dedicated value-add multifamily fund ever raised
- At the end of Q4 2022, the Company had $3.5 billion of dry powder across all fund verticals of which 67% is tied to our Multifamily and Workforce & Affordable Housing vehicles

[1] For the year ended December 31, 2021 the pro forma information assumes the Transactions and IPO occurred prior to reported period.

BRIDGE INVESTMENT GROUP

4

5 $10.3 $14.5 $20.0 $25.2 $36.3 $43.3 2017 2018 2019 2020 2021 2022 Gross Assets Under Management (AUM) ($ in Bn) Fee-Earning Assets Under Management (FEAUM) ($ in Bn) PROVEN RECORD OF STRONG AND STEADY GROWTH ~33% 5-Yr CAGR (2017 – 2022) ~19% YoY Growth (4Q'21 vs 4Q'22) $4.3 $5.8 $8.7 $10.2 $13.4 $17.3 2017 2018 2019 2020 2021 2022 ~32% 5-Yr CAGR (2017 – 2022) ~30% YoY Growth (4Q'21 vs 4Q'22)

6 $77 $108 $181 $166 $254 $320 Recurring Fund Management Fee Revenue Catchup Fund Management Fee Revenue Transaction and Other Fee Revenue 2017 2018 2019 2020 2021 2022 $98 $138 $246 $232 $330 $409 2017 2018 2019 2020 2021 2022 Total Revenues ($ in MM) Fee-Related Revenue ($ in MM) PROVEN RECORD OF STRONG AND STEADY GROWTH ~33% 5-Yr CAGR (2017 – 2022) ~24% YoY Growth (4Q'21 vs 4Q'22) Fund Mgmt. Fees (Recurring & Catchup): ~36% 5-Yr CAGR (2017 – 2022) Total Fee-Related Revenue: ~33% 5-Yr CAGR (2017 – 2022) 1 Netted out for placement agent fees (allocated pro rata between recurring and catch-up fund management fees). 1 1

NON-GAAP FINANCIAL MEASURES

($ in thousands)	Three Months Ended December 31, 2022	Three Months Ended December 31, 2021	YoY % growth	Year Ended December 31, 2022	Year Ended December 31, 2021 Pro Forma	YoY % growth
Fund-level fee revenues						
Fund management fees	$ 55,408	$ 49,965		$ 221,584	$ 155,945	
Transaction fees	5,033	31,598		56,205	75,073	
Total net fund-level fee revenues	60,441	81,563	(26)%	277,789	231,018	20 %
Net earnings from Bridge property operators	4,164	2,469		10,504	11,519	
Development fees	1,651	1,136		4,688	3,703	
Fund administration fees	3,925	—		15,031	—	
Other asset management and property income	2,475	2,649		11,502	7,313	
Fee Related Revenues	72,656	87,817	(17)%	319,514	253,553	26 %
Cash-based employee compensation and benefits	(29,351)	(31,228)		(126,252)	(96,113)	
Net administrative expenses	(7,968)	(6,507)		(28,334)	(16,971)	
Fee Related Expenses	(37,319)	(37,735)		(154,586)	(113,084)	
Total Fee Related Earnings	35,337	50,082	(29)%	164,928	140,469	17 %
Less: Total Fee Related Earnings attributable to non-controlling interests	(4,424)	(14,568)		(6,603)	(35,199)	
Total Fee Related Earnings to the Operating Company	30,913	35,514	(13)%	158,325	105,270	50 %
Fund level performance fee revenues						
Realized performance allocations and incentive fees	4,455	10,345	(57)%	69,280	83,439	(17)%
Realized performance allocations and incentive fees compensation	(349)	(648)		(4,396)	(5,155)	
Net realized performance allocations attributable to non-controlling interests	(2,357)	(5,913)		(39,320)	(48,133)	
Net insurance income (loss)	3,083	(124)		6,336	1,976	
Earnings (losses) from investments in real estate[1]	60	333		2,169	2,092	
Net interest income (expense) and realized gain (loss)	(168)	(848)		(4,472)	(4,853)	
Distributable Earnings attributable to the Operating Company	$ 35,637	$ 38,659	(8)%	$ 187,922	$ 134,636	40 %
Distributable After-Tax Earnings per share of Class A common stock - Basic and Diluted	$ 0.21	$ 0.26		$ 1.10	$ 0.89	
Weighted-average shares of Class A common stock outstanding - Basic and Diluted	24,373,172	22,742,137		23,928,408	22,515,868	

[1] Earnings from investments in real estate is offset by interest expense related to GP Lenders.

Fee Related Revenues

- Strong growth in recurring fund management fees driven by 30% year-over-year increase in FEAUM for the 4th quarter 2022
- Includes fund administration fees from internalization of fund administration

Fee Related Earnings

- Growth driven by continued FEAUM growth

Realized Performance Fees

- Performance fees were driven by realizations in the Multifamily vertical

BRIDGE INVESTMENT GROUP

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4TH QUARTER FINANCIAL RESULTS

9 $1,657 $175 $1,056 $1,493 $2,307 $1,101 $1,498 $1,345 $518 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 • $518 million of capital raised in Q4 2022 driven by Multifamily, Development, Agency MBS, Net Lease Income and Logistics • For the FY 2022, raised $4.5 billion of capital in across the firm, focused primarily in Multifamily, Debt, Workforce & Affordable Housing and Development • $980 million of deployment in Q4 2022, driven by Debt, Logistics and Net Lease Income • During FY 2022 the funds deployed $3.2 billion primarily in our Debt, Multifamily, Workforce & Affordable Housing, Logistics and Net Lease Income Capital Raised ($ in MM) FEE EARNING AUM DRIVERS Deployment ($ in MM) Fee-Earning Assets Under Management ($ in Bn) Total AUM: $25 $26 $29 $32 $36 $39 $42 $44 $43 $1,137 $212 $998 $1,303 $2,060 $639 $938 $633 $980 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $10.2 $10.3 $10.8 $12.1 $13.4 $14.7 $15.5 $16.6 $17.3 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022

10 Management Fees ($ in MM) FEE RELATED REVENUE SUMMARY Transaction Fees ($ in MM) All Other Fees ($ in MM) • Fund management fees includes $28.6 million of Catch-Up Fees in FY 2022 which is an 85% increase over FY 2021, these fees are primarily driven by the final capital closes for Debt Fund IV and Workforce Fund II, plus the ongoing fundraise for Multifamily Fund V • All Other Fees includes Fund administration fees which the Operating Company began earning in Q1 2022, these fees total $3.9 million and $15.0 million for the fourth quarter and FY 2022, respectively Fee Related Revenue ($ in MM) $19 $5 $16 $22 $32 $22 $18 $12 $5 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $32 $31 $35 $41 $50 $53 $49 $64 $55 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $3 $4 $5 $8 $6 $10 $9 $11 $12 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $54 $40 $56 $70 $88 $84 $76 $86 $73 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022

11 1 Weighted-average fund life for closed-end funds as of December 31, 2022. 2 Weighted-average fund life for closed-end funds as of December 31, 2021. 3 As of December 31, 2022. LONG DURATION CAPITAL DRIVES FEE VISIBILITY FEAUM by Remaining Duration3 • $4.5 billion raised in 2022 continues to drive strong recurring Fund Management Fee growth which increased by 37% year-over-year • Capital commitments raised in 4th quarter averaged 11.2 years in duration • In addition to fund lives increasing in duration, we have two open-end funds – Agency MBS and Net Lease Income • Our weighted-average FEAUM by remaining duration is 7.7 years1 versus 8.0 years2 as of December 31 10+ Years, 31% 7-10 Years, 31% 5-7 Years, 12% 3-5 Years, 19% 0-3 Years, 4% Perpetual, 3%

12 Total Revenues & GAAP Net Income ($ in MM) 1All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period. 4TH QUARTER AND FULL YEAR – EARNINGS SUMMARY Fee Related Earnings & Distributable Earnings to the Operating Company ($ in MM)1 • Fee Related Earnings driven by continued FEAUM growth and healthy margins - FY 2022 impacted by timing of catch-up and transaction fees • FY 2022 includes the impact of collapsing the 2019 profits interests which has been accretive to the Operating Company Fee Related Earnings & Margin ($ in MM) $31 $18 $31 $42 $50 $45 $40 $45 $35 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $72 $59 $72 $92 $107 $104 $99 $110 $95$93 $41 $83 $119 $166 $98 $124 $32 $18 Total Revenues GAAP Net Income Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 $23 $15 $25 $30 $36 $45 $40 $42 $31$34 $17 $37 $42 $39 $48 $55 $50 $36 Fee Related Earnings attributable to Operating Company Distributable Earnings attributable to Operating Company Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 57% 44% 55% 60% 57% 54% 52% 52% 49%Margin:

13 $199 $203 $247 $302 $440 $505 $576 $559 $555 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 +178% (58% CAGR) PERFORMANCE FEE SUMMARY Net Unrealized Performance Allocations by Vintage2Accrued Performance Allocations1 ($ in MM) 1 Based on fair value one quarter in arrears. All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period. 2 As of December 31, 2022. Performance Fees & Realizations ($ in MM) • Carry-eligible AUM of $17.3 billion, over 99% of FEAUM • Accrued performance allocations attributable to the operating company is $210.8 million • Pipeline for future performance-driven Distributable Earnings is significant • Quarterly realization pace and performance fees will vary based upon market conditions $28.5 $6.5 $35.6 $31.0 $10.3 $8.9 $33.6 $21.0 $4.1 Net performance fees to the Operating Company - realized Gross performance fees to the Operating Company - realized Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 2015 11.7% 2016 2.6% 2017 18.7% 2018 58.5% Post 2018 8.5%

COMPELLING FUND-LEVEL TRACK RECORD

Closed-End Funds (Investment Period Beginning, Ending Date)	As of December 31, 2022 Investor Levered Net IRR	Investor Unlevered Net IRR
Equity Strategies Funds		
Multifamily		
Bridge Multifamily I (Mar 2009, Mar 2012)	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	20.5 %	19.8 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	25.4 %	24.5 %
Total Multifamily Funds	21.5 %	21.0 %
Workforce & Affordable Housing		
Bridge Workforce Housing I (Aug 2017, Aug 2020)	20.6 %	20.6 %
Bridge Workforce Housing II (Aug 2020, to present)	0.3 %	0.9 %
Total Workforce & Affordable Housing Funds	15.7 %	15.2 %
Seniors Housing		
Bridge Seniors I (Jan 2014, Jan 2018)	0.5 %	0.6 %
Bridge Seniors II (Mar 2017, Mar 2020)	5.2 %	5.2 %
Bridge Seniors III (Nov 2020, to present)	2.1 %	2.1 %
Total Seniors Housing Funds	2.6 %	2.6 %
Office		
Bridge Office I (Jul 2017, Jul 2020)	(2.6)%	(2.3)%
Bridge Office II (Dec 2019, Dec 2022)	16.1 %	14.6 %
Total Office Funds	0.3 %	0.6 %
Debt Strategies Funds		
Bridge Debt I (Sep 2014, Sep 2017)	5.5 %	5.5 %
Bridge Debt II (Jul 2016, Jul 2019)	8.7 %	8.6 %
Bridge Debt III (May 2018, May 2021)	9.0 %	8.9 %
Bridge Debt IV (Nov 2020, to present)	6.2 %	5.4 %
Total Debt Strategies Funds	8.3 %	8.0 %

- Continued strong performance for residential housing funds driven by Bridge's vertical integration approach
- Performance is driving demand for new commitments in our newly launched vehicles
- Multifamily Funds II, III, IV, Workforce Housing Fund I, Debt Funds II and III were ranked in the first quartile by Preqin[1]
- Excludes performance for strategies currently raising capital including: Multifamily, Logistics, Net Lease Income, Single-Family Rental, Development, Agency MBS, Renewable Energy & PropTech

[1]Includes value-add strategies as of Q3 2022. Preqin rankings based on self-reported data and do not imply an endorsement from Preqin or any other organization.

This is a summary only. Please refer to Appendix for the Notes to Performance Summary on slide 39 for additional information.

BRIDGE INVESTMENT GROUP

14

DISTRIBUTABLE EARNINGS AND CAPITALIZATION

Earnings (Loss) Per Share of Class A Common Stock - Basic and Diluted[1]



N/A
N/A
N/A
$0.41
$0.52
$0.35
$0.44
$0.17
$(0.04)
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

After-Tax Distributable Earnings Per Share[2]



$0.24
$0.12
$0.25
$0.26
$0.26
$0.28
$0.32
$0.29
$0.21
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Balance Sheet ($ in MM)
As of December 31, 2022

Assets		
Cash and cash equivalents	$	183.6
Restricted cash		9.7
Marketable securities, at fair value		14.6
Receivables from affiliates		53.8
Notes receivable from affiliates		67.2
Other assets		70.5
Other investments		85.5
Accrued performance allocations		554.7
Intangible assets, net		4.9
Goodwill		56.0
Deferred tax assets, net		54.4
Total assets	$	1,154.8
Liabilities		
Accrued performance allocations compensation	$	66.8
Accrued compensation and benefits		15.6
Accounts payable and accrued expenses		24.9
Due to affiliates		52.0
General partner notes payable, at fair value		8.6
Insurance loss reserves		9.4
Self-insurance reserves and unearned premiums		3.5
Other liabilities		30.4
Notes payable		297.3
Total liabilities	$	508.5

[1] Prior to the Company's IPO in July 2021, no earnings per share information is available.
[2] All earnings prior to Q3 2021 are on a pro forma basis; assumes the Transactions and IPO occurred prior to reported period.

BRIDGE INVESTMENT GROUP

15

INTRODUCTION TO BRIDGE

INTRODUCING BRIDGE INVESTMENT GROUP

- A leading vertically integrated investment manager, diversified across specialized asset classes
- Nationwide, "boots on the ground" team and scalable infrastructure with active asset management, property management, leasing, and construction management
- Ranked #13 global private equity real estate firm (June 2022) & #14 global real estate debt fund manager (May 2022) for fundraising by PERE
- Loyal global investor base with ~$18.3Bn of capital raised over the last five years[2]
- Track record of strong organic and inorganic growth with proven ability to grow new business lines
- Experienced and aligned management team leading a deep and talented organization

Key Stats[1]

$43.3Bn Gross AUM	**~34%** FY17-FY22 Fee-Related Earnings CAGR
$188MM FY 2022 Pre-Tax Distributable Earnings	**~$625MM+** Principal, Employee, and Affiliate Capital Commitments

AUM by Strategy[1]



Debt Strategies
Agency MBS 5.4%
Multifamily 22.2%
Debt 26.8%
Workforce & Affordable Housing 12.6%
Net Lease Income 1.3%
Logistics 1.6%
Office 6.0%
Development 12.3%
Single-Family Rental 2.3%
Seniors Housing 9.5%
Equity Strategies

[1] As of December 31, 2022.
[2] From January 1, 2018 through December 31, 2022.

BRIDGE INVESTMENT GROUP
17

18 Strong Tailwinds from Favorable Industry Trends Diversified and Synergistic Business Model Spanning Residential Rental, Office, Development, Logistics, Real Estate-Backed Credit, Renewable Energy and PropTech Vertically Integrated Business Model and Scalable Infrastructure Drive Competitive Advantages and Attractive Investment Returns National Footprint with High-Touch Operating Model and Local Expertise High Proportion of Recurring Fees and “Sticky” Contractual Revenue Streams from Long-duration Capital Proven Record of Fundraising Success with a Loyal Investor Base Significant Organic and Inorganic Opportunities to Accelerate Growth Long-tenured Senior Management Team with High Alignment and Support of Deep and Talented Employee Pool BRIDGE INVESTMENT GROUP KEY INVESTMENT HIGHLIGHTS

19 Bridge has continued to expand into high-growth asset classes to complement existing investment verticals THREE NEW INVESTMENT STRATEGIES LAUNCHED WITHIN THE LAST YEAR • Investment Strategy: In partnership with Lumen Energy, seeks to create value through the production of clean energy by building and operating renewable energy infrastructure on existing commercial properties, while at the same time providing owners and tenants a discount to market energy prices • Market Opportunity: Participation in a growing sector with anticipated strong demand for green energy fueled by price sensitivity, environmental awareness and regulatory pressure • Team Experience: The Bridge Renewable Energy principals have more than 60+ years of collective experience and relationships across the real estate industry in multiple asset classes as well as decades of experience in commercializing & financing energy technologies that have led to the development of over 600 MW of onsite power generation systems for major property owners. Renewable Energy PropTech • Investment Strategy: Seeks to identify and invest in transformative real estate technology companies (i.e., PropTech) that are positioned to drive revenue and operating improvements in the built world • Market Opportunity: Real estate owners are adopting PropTech solutions in a significant way in the post-pandemic era, catalyzed by the growth of e-commerce, remote workplaces, ESG adoption and the digitization of real estate • Team Experience: The Bridge Ventures team brings over 25 years of relevant experience in technology, real estate investing and building and operating high growth technology companies with on-the-ground technology and real estate experience providing differentiated capabilities to source, evaluate, identify, and scale future high growth companies Single- Family Rental • Investment Strategy: Bridge acquired the majority ownership of the management platform of Gorelick Brothers Capital and launched a single-family rental strategy within Bridge (“Bridge Homes”). Bridge Homes has been seeded with a portfolio of approximately 2,700 homes in 14 markets, concentrated in the Sunbelt and certain Midwest markets of the United States and seeks to construct a recession resilient portfolio across build-to-rent, bulk purchases, and 1x1 acquisitions • Market Opportunity: Continued lack of affordable housing backed by demographic tailwinds and a fragmented single- family rental market with low institutional ownership approximating only 2% • Team Experience: The single-family rental team is made up of industry pioneers with a demonstrated ability to source, manage, and scale single-family rental assets

20 VERTICALLY INTEGRATED BUSINESS MODEL DRIVES COMPETITIVE ADVANTAGES AND ATTRACTIVE INVESTMENT RETURNS Operational impact and alpha generation enhanced by collaborative teams Bridge’s operational expertise extends beyond asset management and includes a full spectrum of alpha-generating services Bridge’s ability to offer specialized operational capabilities translates directly to investor returns

DIFFERENTIATED DATA-DRIVEN INVESTMENT STRATEGY ENABLED BY SPECIALIZED UNDERWRITING CAPABILITIES

Bridge's deep expertise and vertically integrated platform facilitate a comprehensive top-down investment strategy supported by specialized asset level underwriting

Data-Driven Top-Down Investment Strategy

- Utilizes a comprehensive, data-driven approach to analyze macroeconomic trends & identify compelling investment opportunities
- Analytical metrics include detailed demand forecasts, supply forecasts and marking pricing, all at the local level
- Extensive underwriting and transactional experience helps secure off-market deals
- Bridge's identified "target markets" are projected to outperform substantially on key metrics[1]

Bottom-up Underwriting Capabilities

- Nationwide on-the-ground footprint allows Bridge to uncover the most attractive opportunities in its target markets
- Proprietary Bridge business intelligence tool supports both underwriting of new investments & value maximization of investments
- Benefits across investment strategies: for example, Bridge Multifamily property management team conducts physical due diligence of multifamily assets for potential loan investments by Debt Strategies

Analytics & Geospatial Models



23.1K
9.60M
25
318K
1.89

Yardi Customizations to Drive Multifamily Alpha



Avg Days Notice Until Move Out
Past 13 Months
34.27
Past 13 Months
Avg Notice Back Date Days
Past 13 Months
3.98
Past 13 Months
Avg Move Out Back Date Days
Past 13 Months
1.62
Past 13 Months
Average pro forma Rent
Sep-2018
$1,088
Sep-2017 to Sep-2018
Average In Place Rent
8/31/2018
$1,104
Past 13 Months
Reference Asking Rent Per Unit
8/31/2018
$1,194
Past 13 Months

[1] Such as higher household formation growth or higher office-using employment growth.

BRIDGE INVESTMENT GROUP

21

22 AUM MIX IS WELL DIVERSIFIED ACROSS OUR STRATEGIES Gross AUM1 Fee-Earning AUM1 Multifamily 22% Workforce & Affordable Housing 13% Seniors Housing 10% Single-Family Rental 2% Development 12% Office 6% Logistics 2% Net Lease Income 1% Debt 27% Agency MBS 5% Multifamily 21% Workforce & Affordable Housing 13% Seniors Housing 9% Single-Family Rental 2% Development 22% Office 5% Logistics 2% Net Lease Income 1% Debt 24% Agency MBS 1% 1 As of December 31, 2022.

23 Individual 56% Institutional 44% BALANCED INVESTOR BASE Fund Investor by Geography1 Fund Investor by Type1 Bridge’s Client Solutions Group maintains deep institutional and retail investor relationships and has built an impressive track record of raising capital and driving growth u During FY 2022, 48% of capital was raised internationally and 61% came from institutional investors u Deep and broad individual investors relationships driven in part by relationships with some of the largest wirehouses and RIAs in the world u During FY 2022, 32 new prominent global institutional investors finalized fund commitments u AIFM license in Luxembourg approved July 2022, which has opened up marketing efforts for real estate funds in Europe in a more direct and efficient manner US 65% Rest of World 35% 1 Based on committed capital as of December 31, 2022.

TRACK RECORD OF FUNDRAISING SUCCESS WITH A LOYAL INVESTOR BASE

Bridge enjoys a diverse investor base with many repeat investors

High Proportion of Repeat Investors[1, 2]


Non-Repeat
26.1%
Repeat Investors
73.9%

High Proportion of Investors Invested Across Multiple Funds[1]


Invested
in Single Fund
42.5%
Invested
Across
Multiple Funds
57.5%

LP Composition[1]


Fund of Funds
8.7%
Employees
2.4%
Insurance,
Bank,
Foundation
14.6%
Wealth
Management
35.2%
Family Office,
HNW, RIA
18.3%
SWF, Pension
20.8%

- Bridge has succeeded in penetrating key institutional segments (e.g., sovereign wealth funds, pension funds, insurance) as a complement to its extensive high-net-worth relationships
- Continued success gathering assets across wirehouses driven by strong investment results, excellent client service and positioning as a sector specialist

1 Based on committed capital as of December 31, 2022.
2 Repeat investors groups investors coming through wirehouse platforms as one repeat investor as of December 31, 2022.

BRIDGE INVESTMENT GROUP
24

ESG INITIATIVES ARE CORE TO OUR CULTURE

Our commitment to ESG spans our organization as we seek to analyze, integrate and report ESG metrics across our assets, investments, and practices.



ENVIRONMENTAL
MEASURING
CROSS-DIVISIONAL INTEGRATION
BRIDGE INVESTMENT GROUP
REPORTING
SOCIAL / COMMUNITY & CITIZENSHIP
GOVERNANCE
SOCIAL

Measuring

- Seeking to integrate ESG parameters into investment due diligence process in certain equity strategies as a defining criteria for asset, market and vendor selection.
- Seeking measurement and reporting of energy, emissions, water, and waste to steadily improve environmental performance across Value-Add Multifamily, Workforce & Affordable Housing ("WFAH"), Office, and Seniors Housing strategies and communities.

Social / Community & Citizenship

- Passionate community revitalization mindset, with dedicated social & community programming funded by the Bridge Community Enhancement Initiative ("BCEI")[1], integrated into WFAH assets.
- Firmwide citizenship initiatives such as Charitable Giving, Employee Engagement, and Employee Resource Groups.
- Engage with CERES, NCREIF, Sorenson Impact, and PropTech firms for continuous dialogue on ESG best practices and new technologies.
- Employee, resident, and tenant engagement to promote sustainable and healthy practices.

Reporting

- Seeking alignment with industry-leading benchmarks and global frameworks such as Global Impact Investing Network's[1] ("GIIN") & UN Principles for Responsible Investment ("UNPRI"), which provides unbiased assessment of progress and best practices.
- Completed GRESB reporting submissions in 2021 and 2022.[2]
- Support the achievement of the United Nations Sustainable Development Goals ("SDGs") in its annual ESG report and GIIN IRIS metrics for WFAH.[1]

Cross-Divisional Integration

- Cross-functional ESG Steering Committee and integration of business lines and leadership for decision making, opportunity assessment, and risk mitigation.
- Dedicated Climate Change Task Force to increase awareness of climate risks and opportunities.
- Diversity, Equity and Inclusion ("DE&I") Committee to drive progress at all levels of the organization.

Select Associations

PRI Principles for Responsible Investment · GRESB · TCFD Task Force on Climate-Related Financial Disclosures · Sustainable Development Goals · Ceres · GIIN

Select ESG Awards[3]

- 2021 & 2022 Environmental Finance Social Fund of the Year
- 2021 Pension Bridge ESG Strategy of the Year Award
- 2021 ESG Investing Awards: Private Equity

[1] For our Workforce and Affordable Housing Funds
[2] Bridge completed its first GRESB reporting submission in 2021 for Bridge Workforce and Affordable Housing Fund I and Bridge Office Fund II and submitted its 2022 GRESB reports recently for the aforementioned funds, as well as for Bridge Multifamily Fund IV and Bridge Seniors Housing Fund II.
[3] For Workforce and Affordable Housing strategy. Awards are based on self-reported data and are not intended to imply any endorsement or testimonial from any of these organizations.

BRIDGE INVESTMENT GROUP

25

APPENDIX

27 Appendix GAAP Consolidated Balance Sheets As of ($ in thousands) December 31, 2022 December 31, 2021 Assets Cash and cash equivalents $ 183,576 $ 78,417 Restricted cash 9,689 5,455 Marketable securities, at fair value 14,614 8,035 Receivables from affiliates 53,804 35,379 Notes receivable from affiliates 67,244 118,508 Other assets 70,466 44,463 Other investments 85,456 44,006 Accrued performance allocations 554,723 439,548 Intangible assets, net 4,894 3,441 Goodwill 55,982 9,830 Deferred tax assets, net 54,387 59,210 Total assets $ 1,154,835 $ 846,292 Liabilities and shareholdersʼ equity Accrued performance allocations compensation $ 66,754 $ 41,020 Accrued compensation and benefits 15,643 15,107 Accounts payable and accrued expenses 24,942 13,586 Due to affiliates 51,966 46,134 General Partner Notes Payable, at fair value 8,633 12,003 Insurance loss reserves 9,445 8,086 Self-insurance reserves and unearned premiums 3,453 3,504 Other liabilities 30,386 8,973 Notes payable 297,294 148,142 Total liabilities $ 508,516 $ 296,555 Total shareholdersʼ equity $ 646,319 $ 549,737 Total liabilities and shareholdersʼ equity $ 1,154,835 $ 846,292

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

	Pro Forma[1]			Actual					
	Three Months Ended								
($ in thousands)	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Net income	$ 93,171	$ 38,378	$ 84,031	$ 118,882	$ 165,786	$ 97,505	$ 124,382	$ 32,241	$ 18,245
Income tax provision	2,829	1,703	2,340	2,607	4,821	5,545	5,837	3,203	7,610
Income before provision for income taxes	96,000	40,081	86,371	121,489	170,607	103,050	130,219	35,444	25,855
Depreciation and amortization	1,198	753	727	699	651	633	887	703	713
Less: Unrealized performance allocations	(49,639)	(14,729)	(43,204)	(53,042)	(137,638)	(65,862)	(70,116)	16,367	4,437
Plus: Unrealized performance allocations compensation	3,348	623	2,540	2,682	20,910	9,238	7,987	3,789	3,856
Less: Unrealized (gains) losses, net	225	(5,780)	(317)	(2,565)	(705)	(479)	(3,483)	(387)	101
Plus: Other (income) expenses, net	—	—	—	—	1,723	—	—	—	(1,246)
Plus: Share-based compensation	7,287	3,133	16,916	2,452	3,592	7,264	6,553	9,624	8,702
Less: Net realized performance allocations attributable to non-controlling interests	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)	(2,357)
Less: Cash income attributable to non-controlling interests in subsidiaries	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)
Distributable Earnings attributable to the Operating Company	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637
Realized performance allocations and incentive fees	(28,493)	(6,467)	(35,629)	(30,999)	(10,345)	(8,937)	(33,581)	(22,308)	(4,455)
Realized performance allocations and incentive fees compensation	1,704	429	2,223	1,855	648	560	2,165	1,321	349
Net realized performance allocations to non-controlling interests	15,827	4,486	20,593	17,142	5,913	6,094	18,409	12,460	2,357
Net insurance (income) loss	(1,660)	(1,108)	110	(1,101)	124	(665)	(1,406)	(1,183)	(3,083)
(Earnings) losses from investments in real estate	(909)	43	(980)	(823)	(333)	(40)	(1,251)	(818)	(60)
Net interest (income) expense and realized (gain) loss	1,751	630	1,995	1,381	848	450	1,529	2,323	168
Less: Cash income attributable to non-controlling interests in subsidiaries	8,133	2,648	5,829	12,154	14,568	(150)	(977)	3,307	4,424
Total Fee Related Earnings	$ 30,812	$ 17,608	$ 30,752	$ 42,028	$ 50,082	$ 45,212	$ 39,503	$ 44,875	$ 35,337
Less: Total Fee Related Earnings attributable to non-controlling interests	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)
Total Fee Related Earnings attributable to the Operating Company	$ 22,679	$ 14,960	$ 24,923	$ 29,874	$ 35,514	$ 45,362	$ 40,480	$ 41,568	$ 30,913

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period.

28

BRIDGE INVESTMENT GROUP

Appendix

Unaudited Historical Pro Forma & Actual Non-GAAP Measures

($ in thousands)	Pro Forma[1]		Actual						
	Three Months Ended								
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Fund-level fee revenues									
Fund management fees	$ 32,180	$ 30,860	$ 34,545	$ 40,576	$ 49,965	$ 52,700	$ 49,380	$ 64,096	$ 55,408
Transaction fees	18,574	5,326	16,242	21,907	31,598	21,998	17,643	11,532	5,033
Total net fund-level fee revenues	50,754	36,186	50,787	62,483	81,563	74,698	67,023	75,628	60,441
Net earnings from Bridge property operators	1,171	2,094	1,988	4,969	2,469	2,939	2,108	1,294	4,164
Development fees	651	386	1,163	1,018	1,136	1,259	793	986	1,651
Fund administration fees	—	—	—	—	320	3,640	3,657	3,808	3,925
Other asset management and property income	1,327	1,520	1,611	1,533	2,329	1,955	2,659	4,413	2,475
Fee Related Revenues	53,903	40,186	55,549	70,003	87,817	84,491	76,240	86,129	72,656
Cash-based employee compensation and benefits	(21,653)	(20,308)	(21,403)	(23,173)	(31,228)	(32,539)	(30,120)	(34,242)	(29,351)
Net administrative expenses	(1,438)	(2,270)	(3,394)	(4,802)	(6,507)	(6,740)	(6,617)	(7,012)	(7,968)
Fee Related Expenses	(23,091)	(22,578)	(24,797)	(27,975)	(37,735)	(39,279)	(36,737)	(41,254)	(37,319)
Total Fee Related Earnings	30,812	17,608	30,752	42,028	50,082	45,212	39,503	44,875	35,337
Less: Total Fee Related Earnings attributable to non-controlling interests	(8,133)	(2,648)	(5,829)	(12,154)	(14,568)	150	977	(3,307)	(4,424)
Total Fee Related Earnings to the Operating Company	22,679	14,960	24,923	29,874	35,514	45,362	40,480	41,568	30,913
Realized performance allocations and incentive fees	28,493	6,467	35,629	30,999	10,345	8,937	33,581	22,308	4,455
Realized performance allocations and incentive fees compensation	(1,704)	(429)	(2,223)	(1,855)	(648)	(560)	(2,165)	(1,321)	(349)
Net realized performance allocations attributable to non-controlling interests	(15,827)	(4,486)	(20,593)	(17,142)	(5,913)	(6,094)	(18,409)	(12,460)	(2,357)
Net insurance income (loss)	1,660	1,108	(110)	1,101	(124)	665	1,406	1,183	3,083
Earnings (losses) from investments in real estate	909	(43)	980	823	333	40	1,251	818	60
Net interest income (expense) and realized gain (loss)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)	(168)
Distributable Earnings attributable to the Operating Company	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period.

BRIDGE INVESTMENT GROUP

29

Appendix

Unaudited Historical Pro Forma & Actual Reconciliation of Non-GAAP Distributable Earnings per Share

($ in thousands, except per share and per share amounts)	Pro Forma[1]				Actual				
	Three Months Ended								
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Numerator									
Distributable Earnings ("DE") attributable to the Operating Company	$ 34,459	$ 16,947	$ 36,611	$ 42,419	$ 38,659	$ 47,900	$ 54,615	$ 49,773	$ 35,637
Less: DE attributable to non-controlling interest in the Operating Company	(26,692)	(13,127)	(28,359)	(33,792)	(29,957)	(37,380)	(42,256)	(38,451)	(27,488)
DE attributable to Bridge Investment Group Holdings Inc.	7,767	3,820	8,252	8,627	8,702	10,520	12,359	11,322	8,149
Less: Income allocated to participating Restricted Shares	(676)	(332)	(718)	(823)	(743)	(1,897)	(2,126)	(1,969)	(1,405)
DE available to common shareholders - Basic and Diluted	7,091	3,488	7,534	7,804	7,959	8,623	10,233	9,353	6,744
Less: Income tax expense	(1,773)	(872)	(1,884)	(1,951)	(1,990)	(2,156)	(2,558)	(2,338)	(1,686)
After-tax DE available to common shareholders - Basic and Diluted	5,319	2,616	5,651	5,853	5,969	6,467	7,675	7,015	5,058
Denominator									
Weighted-average shares of Class A Common stock outstanding - Basic and Diluted	22,284,351	22,284,351	22,284,351	22,284,351	22,742,137	23,138,030	24,029,107	24,157,236	24,373,172
After-Tax Non-GAAP Distributable Earnings Per Share									
Basic and Diluted	$ 0.24	$ 0.12	$ 0.25	$ 0.26	$ 0.26	$ 0.28	$ 0.32	$ 0.29	$ 0.21

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period.

BRIDGE INVESTMENT GROUP

30

Appendix

Unaudited Non-GAAP to GAAP Reconciliation - Historical Pro Forma & Actual

($ in thousands)	Pro Forma[1]			Actual					
	Three Months Ended								
	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022	6/30/2022	9/30/2022	12/31/2022
Cash-based employee compensation and benefits	$ 21,653	$ 20,308	$ 21,403	$ 23,173	$ 31,228	$ 32,539	$ 30,120	$ 34,242	$ 29,351
Compensation expense of Bridge property operators	6,925	6,002	6,279	6,138	6,667	7,677	10,020	11,102	9,436
Share-based compensation	7,287	3,133	16,916	2,452	3,592	7,264	6,553	9,624	8,702
Employee compensation and benefits	$ 35,865	$ 29,443	$ 44,598	$ 31,763	$ 41,487	$ 47,480	$ 46,693	$ 54,968	$ 47,489
Administrative expenses, net of Bridge property operators	$ 1,438	$ 2,270	$ 3,394	$ 4,802	$ 6,507	$ 6,740	$ 6,617	$ 7,012	$ 7,968
Administrative expenses of Bridge property operators	2,601	1,830	1,997	1,901	2,112	2,768	3,152	3,673	3,140
General and administrative expenses	$ 4,039	$ 4,100	$ 5,391	$ 6,703	$ 8,619	$ 9,508	$ 9,769	$ 10,685	$ 11,108
Unrealized gains (losses)	$ (225)	$ 5,780	$ 317	$ 2,565	$ 705	$ 479	$ 3,483	$ 387	$ (101)
Other expenses from Bridge property operators	(22)	(21)	(19)	(18)	(16)	(14)	(13)	(8)	—
Net interest income (expense) and realized gain (loss)	(1,751)	(630)	(1,995)	(1,381)	(848)	(450)	(1,529)	(2,323)	(168)
Other income (expense), net	—	—	—	—	(1,723)	—	—	—	1,246
Total other income (expense)	$ (1,998)	$ 5,129	$ (1,697)	$ 1,166	$ (1,882)	$ 15	$ 1,941	$ (1,944)	$ 977
Cash income attributable to non-controlling interests in subsidiaries	$ 8,133	$ 2,648	$ 5,829	$ 12,154	$ 14,568	$ (150)	$ (977)	$ 3,307	$ 4,424
Non-cash income attributable to non-controlling interest in subsidiaries	—	—	—	—	—	—	—	—	(644)
Realized performance allocations attributable to non-controlling interests	15,827	4,486	20,593	17,142	5,913	6,094	18,409	12,460	2,357
Unrealized performance allocations attributable to non-controlling interests	28,994	9,586	25,517	31,605	64,778	30,769	32,316	(14,386)	(5,838)
Net income attributable to non-controlling interests in Bridge Investment Group Holdings LLC	$ 52,954	$ 16,720	$ 51,939	$ 60,901	$ 85,259	$ 36,713	$ 49,748	$ 1,381	$ 299

[1] Pro forma assumes the Transactions and IPO occurred prior to reported period.

BRIDGE INVESTMENT GROUP

31

32 Appendix AUM Roll Forward (Unaudited) FEAUM Roll Forward (Unaudited) ($ in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Balance as of beginning of period $16,580 $13,363 Increases (capital raised/deployment)4 870 4,693 Changes in fair market value (149) (143) Decreases (liquidations/other)5 33 (579) FEAUM as of end of period $17,334 $17,334 % Change 5% 30% 1 New capital / commitments raised generally represents limited partner capital raised by our funds and other vehicles, including any reinvestments in our open-ended vehicles. 2 Distributions / return of capital generally represents the realization proceeds from the disposition of assets, current income, or capital returned to investors. 3 Change in fair value and acquisitions generally represents realized and unrealized activity on investments held by our funds and other vehicles (including changes in fair value and changes in leverage) as well as the net impact of fees, expenses, and non-investment income. 4 Increases generally represents limited partner capital raised or deployed by our funds and other vehicles that is fee-earning when raised or deployed, respectively, including any reinvestments in our open- ended vehicles. 5 Decreases generally represents liquidations of investments held by our funds or other vehicles or other changes in fee basis, including the change from committed capital to invested capital after the expiration or termination of the investment period. ($ in millions) Three Months Ended December 31, 2022 Year Ended December 31, 2022 Balance as of beginning of period $43,833 $36,315 New capital / commitments raised1 486 4,337 Distributions / return of capital2 (173) (1,615) Change in fair value and acquisitions3 (854) 4,255 AUM as of end of period $43,292 $43,292 % Change (1) % 19%

Appendix

FEAUM by Fund (Unaudited)

($ in millions)	December 31, 2020	2021	2022
Bridge Debt Strategies Fund IV	$ 305	$ 1,133	$ 2,381
Bridge Multifamily Fund V	—	976	2,143
Bridge Workforce Fund II	166	915	1,719
Bridge Opportunity Zone Fund IV	—	1,490	1,476
Bridge Multifamily Fund IV	1,574	1,284	1,347
Bridge Debt Strategies Fund III	1,549	1,286	1,028
Bridge Opportunity Zone Fund III	1,028	1,019	1,019
Bridge Seniors Housing Fund II	769	805	793
Bridge Seniors Housing Fund I	626	626	615
Bridge Workforce Fund I	499	556	556
Bridge Opportunity Zone Fund V	—	—	504
Bridge Opportunity Zone Fund I	482	482	482
Bridge Office Fund I	500	499	478
Bridge Opportunity Zone Fund II	408	408	408
Bridge Debt Strategies Fund II	678	354	280
Bridge Logistics U.S. Venture I	—	110	256
Bridge Agency MBS Fund	104	123	245
Bridge Single-Family Rental Fund IV	—	—	229
Bridge Debt Strategies III JV Partners	416	308	223
Bridge Multifamily Fund III	401	269	188
Bridge Net Lease Income Fund	—	29	179
Bridge Office Fund II	89	176	161
Bridge Debt Strategies II JV Partners	343	195	145
Bridge Debt Strategies IV JV Partners	—	129	142
Bridge Office I JV Partners	154	130	132
Bridge Office III JV Partners	—	—	93
Bridge Seniors Housing Fund III	33	33	66
Morrocroft Neighborhood Fund III	—	—	32
Bridge Office II JV Partners	21	6	6
Bridge Debt Strategies I JV Partners	18	18	4
Bridge Multifamily III JV Partners	10	4	4
Bridge Debt Strategies Fund I	41	—	—
Total FEAUM by Fund	$ 10,214	$ 13,363	$ 17,334

BRIDGE INVESTMENT GROUP

33

34 Appendix Reconciliation of GAAP Shares of Common Stock Outstanding to Total Shares Outstanding Q4 2022 January 31, 2023 GAAP Shares of Common Stock Outstanding 24,484,585 25,055,577 Unvested Participating Shares of Common Stock 5,003,936 7,705,526 Total Participating Shares of Common Stock 29,488,521 32,761,103 Participating Partnership Units 96,085,111 98,825,923 Unvested Participating Partnership Units 3,136,544 2,421,685 Total Shares Outstanding 128,710,176 134,008,711 Shareholder Dividends ($ in thousands, except per share data) Q4 2022 Distributable Earnings Attributable to the Operating Company $35,637 Less: 10% Holdback of Profits in the Operating Company to reinvest (3,564) Less: DE attributable to non-controlling interests in Operating Company (24,519) DE before Certain Payables Attributable to Common Stockholders $7,554 Less: Other Payables Attributable to Common Stockholders (1,889) DE Attributable to Participating Common Stockholders $5,665 Total Participating Shares of Common Stock 32,761,103 DE per Share $0.17 Less: Retained Capital per Share 0.00 Dividend per Share $0.17 Record Date March 10, 2023 Payment Date March 24, 2023

35 Appendix Reconciliation of GAAP Loss per Share to Distributable Earnings per Share Q4 2022 ($ in thousands, except per share data) Amount Weighted- Average Shares Outstanding Amount per Share Net loss available to Common Shareholders $ (357) 24,373,172 $(0.04) Add: Loss allocated to unvested Participating Shares of Restricted Stock (82) Net loss attributable to Bridge Investment Group Holdings Inc. $ (439) 29,449,523 $(0.04) Net income attributable to non-controlling interests in Operating Company 18,385 Net income attributable to non-controlling interests in subsidiaries of Operating Company 299 Net income $ 18,245 128,782,591 $0.14 Income tax provision 7,610 Income before provision for income taxes $ 25,855 128,782,591 $0.20 Depreciation and amortization 713 Less: Unrealized performance allocations 4,437 Plus: Unrealized performance allocations compensation 3,856 Less: Unrealized (gains) losses, net 101 Plus: Share-based compensation 8,702 Plus: Other (income) expenses, net (1,246) Less: Net realized performance allocations attributable to non-controlling interests (2,357) Less: Cash income attributable to non-controlling interests in subsidiaries (4,424) Distributable Earnings attributable to the Operating Company $ 35,637 128,782,591 $0.28 Less: DE attributable to non-controlling interests in the Operating Company 27,488 99,333,068 0.28 Distributable Pre-Tax Earnings attributable to Bridge Investment Group Holdings Inc. $ 8,149 29,449,523 $0.28 Less: Income allocated to participating Restricted Shares 1,405 Distributable Pre-Tax Earnings available to Common Shareholders $ 6,744 24,373,172 $0.28 Less: Income tax expense 1,686 Distributable After-Tax Earnings available to Common Shareholders $ 5,058 24,373,172 $0.21

36 Appendix Profits Interests • 2019 profits interests converted on January 1, 2022 • 2020 profits interests converted on January 1, 2023 • 2021 profits interests expected to be converted on July 1, 2023 • Will result in a reduction in NCI and increase in Net Income to the Operating Company • Will result in an increase in share count; however, expected to be antidilutive to public shareholders Performance Income • The Operating Company receives 24% to 40% of the gross performance allocations Non-Controlling Interests ($ in thousands) For Three Months Ended December 31, 2022 NON-GAAP FINANCIAL MEASURES Total Fund Management Performance income Fund-level fee revenues Fund management fees $ 55,408 $ 55,408 $ — Transaction fees net 5,033 5,033 — Total Fund-level fee revenues 60,441 60,441 — Net earnings from Bridge property operators 4,164 4,164 — Development fees 1,651 1,651 — Fund administration fees 3,925 3,925 — Other asset management and property income 2,475 2,475 — Fee Related Revenues 72,656 72,656 — Cash-based employee compensation and benefits (29,351) (29,351) — Net administrative expenses (7,968) (7,968) — Fee Related Expenses (37,319) (37,319) — Total Fee Related Earnings 35,337 35,337 — Total Fee Related Earnings attributable to non-controlling interests from 2020 Profits Interests (1,807) (1,807) — Total Fee Related Earnings attributable to non-controlling interests from 2021 Profits Interests (2,068) (2,068) — Total Fee Related Earnings attributable to non-controlling interests from subsidiaries of the Operating Company (549) (549) — Total Fee Related Earnings to the Operating Company 30,913 30,913 — Realized performance allocations and incentive fees 4,455 - 4,455 Realized performance allocations and incentive fees compensation (349) - (349) Net realized performance allocations attributable to non-controlling interests (2,357) - (2,357) Net insurance income 3,083 3,083 - Earnings from investments in real estate 60 60 - Net interest income/(expense) and realized gain/(loss) (168) (168) - Distributable Earnings Attributable to the Operating Company $ 35,637 $ 33,888 $ 1,749

37 Appendix Composition of Fund Management Fees ($ in MM)

Appendix

Investment Performance Summary - As of December 31, 2022 ($ in MM)

Closed-End Funds[1] (Investment Period Beginning, Ending Date)	Cumulative Fund Committed Capital[2]	Unreturned Drawn Capital plus Accrued Pref[3]	Total Investment-Level: Cumulative Investment Invested Capital[4]	Realized Investment Value[5]	Unrealized Investment Value[6]	Unrealized Investment MOIC[7]	Total Investment Fair Value[8]	Total Investment MOIC[9]	Fund-Level Returns: Investor Levered Net IRR[10]	Investor Unlevered Net IRR[11]
Equity Strategies Funds										
Multifamily										
Bridge Multifamily I (Mar 2009, Mar 2012)	$ 124	$ —	$ 150	$ 280	$ —	N/A	$ 280	1.87x	15.1 %	15.1 %
Bridge Multifamily II (Apr 2012, Mar 2015)	596	—	605	1,264	—	N/A	1,264	2.09x	23.0 %	22.5 %
Bridge Multifamily III (Jan 2015, Jan 2018)	912	552	881	1,784	349	2.62x	2,133	2.42x	20.5 %	19.8 %
Bridge Multifamily IV (Jun 2018, Jun 2021)	1,590	1,505	1,416	347	2,611	2.07x	2,957	2.09x	25.4 %	24.5 %
Total Multifamily Funds	$ 3,222	$ 2,057	$ 3,052	$ 3,675	$ 2,960	2.13x	$ 6,634	2.17x	21.5 %	21.0 %
Workforce & Affordable Housing										
Bridge Workforce Housing I (Aug 2017, Aug 2020)	$ 619	$ 656	$ 578	$ 119	$ 1,069	2.05x	$ 1,188	2.05x	20.6 %	20.6 %
Bridge Workforce Housing II (Aug 2020, to present)	1,741	968	911	69	922	1.09x	991	1.09x	0.3 %	0.9 %
Total Workforce & Affordable Housing Funds	$ 2,360	$ 1,624	$ 1,489	$ 188	$ 1,991	1.46x	$ 2,179	1.46x	15.7 %	15.2 %
Seniors Housing										
Bridge Seniors I (Jan 2014, Jan 2018)	$ 578	$ 812	$ 720	$ 404	$ 430	1.02x	$ 834	1.16x	0.5 %	0.6 %
Bridge Seniors II (Mar 2017, Mar 2020)	820	833	730	236	733	1.30x	969	1.33x	5.2 %	5.2 %
Bridge Seniors III (Nov 2020, to present)	48	32	24	1	28	1.24x	29	1.24x	2.1 %	2.1 %
Total Seniors Housing Funds	$ 1,446	$ 1,677	$ 1,474	$ 641	$ 1,191	1.18x	$ 1,832	1.24x	2.6 %	2.6 %
Office										
Bridge Office I (Jul 2017, Jul 2020)	$ 573	$ 672	$ 619	$ 187	$ 446	1.00x	$ 633	1.02x	(2.6)%	(2.3)%
Bridge Office II (Dec 2019, Dec 2022)	208	207	206	39	268	1.49x	307	1.49x	16.1 %	14.6 %
Total Office Funds	$ 781	$ 879	$ 825	$ 226	$ 714	1.13x	$ 940	1.14x	0.3 %	0.6 %
Debt Strategies Funds										
Bridge Debt I (Sep 2014, Sep 2017)	$ 132	$ —	$ 219	$ 264	$ —	1.25x	$ 264	1.21x	5.5 %	5.5 %
Bridge Debt II (Jul 2016, Jul 2019)	1,002	241	2,617	2,804	272	1.25x	3,076	1.18x	8.7 %	8.6 %
Bridge Debt III (May 2018, May 2021)	1,624	1,031	5,555	5,090	1,044	1.25x	6,134	1.10x	9.0 %	8.9 %
Bridge Debt IV (Nov 2020, to present)	2,888	1,935	6,984	4,981	2,197	1.04x	7,178	1.03x	6.2 %	5.4 %
Total Debt Strategies Funds	$ 5,646	$ 3,207	$ 15,375	$ 13,139	$ 3,513	1.12x	$ 16,652	1.08x	8.3 %	8.0 %

Please refer to Notes to Performance Summary on slide 39 for additional information.

BRIDGE INVESTMENT GROUP

38

39 Notes to Performance Summary Appendix The investment performance presented herein is intended to illustrate the performance of investments held by the funds and other vehicles we manage and the potential for which is relevant to the performance-based fees to Bridge. Other than the Investor Unlevered Net IRR and the Investor Levered Net IRR numbers presented, the cash flows in the investment performance do not reflect the cash flows used in presentations of fund performance due to the fund level expenses, reserves, and reinvested capital. (1) Closed-End Funds represented herein does not include performance for (i) Opportunity Zone funds as such funds are invested in active development projects and have minimal stabilized assets, (ii) funds that are currently raising capital, including our open-ended funds, or (iii) strategic acquisitions within the last 12 months. Each fund identified contemplates all associated parallel and feeder limited partnerships in which investors subscribe and accordingly share common management. All intercompany accounts and transactions have been eliminated in the combined presentation. Values and performance presented herein are the combined investor returns gross of any applicable legal entity taxes. (2) Cumulative Fund Committed Capital represents total capital commitments to the fund (excluding joint ventures or separately managed accounts). (3) Unreturned Drawn Capital plus Accrued Pref represents the amount the fund needs to distribute to its investors as a return of capital and a preferred return before the General Partner is entitled to receive performance fees or allocations from the fund. (4) Cumulative Investment Invested Capital represents the total cost of investments since inception (including any recycling or refinancing of investments). This figure will differ from Cumulative Paid-In Capital, which represents the total contributions or drawn down commitments from all investors since inception. (5) Realized Investment Value represents net cash proceeds received in connection with all investments, including distributions from investments and disposition proceeds. (6) Unrealized Investment Value represents the estimated liquidation values that are generally based upon appraisals, contracts and internal estimates. There can be no assurance that Unrealized Investment Fair Value will be realized at valuations shown, and realized values will depend on numerous factors including, among others, future asset-level operating results, asset values and market conditions at the time of disposition, transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions on which the Unrealized Investment Value are based. Direct fund investments in real property are held at cost minus transaction expenses for the first six months. (7) Unrealized Investment MOIC represents the Multiple on Invested Capital (“MOIC”) for Total Investment Fair Value associated with unrealized investments before management fees, fund level expenses and carried interest, divided by Cumulative Investment Invested Capital attributable to those unrealized investments. (8) Total Investment Fair Value represents the sum of Realized Investment Value and Unrealized Investment Value, before management fees, expenses and carried interest. (9) Total Investment MOIC represents the MOIC for Total Investment Fair Value divided by Cumulative Investment Invested Capital. (10) Investor Levered Gross IRR is an annualized realized and unrealized fund-level internal rate of return to fee-paying fund investors, computed from inception based on the effective dates of cash inflows (capital contributions) and cash outflows (distributions) and the remaining fair value (to fee-paying investors), gross of management fees and carried interest. Because IRRs are time-weighted calculations, for certain newer funds with short measurement periods, IRRs may be amplified by fund leverage and early fund expenses and may not be meaningful. For certain IRRs calculated with an initial date less than one year from the reporting date, the IRR presented is de-annualized, representing such period's return. (11) Investor Levered Net IRR is an annualized realized and unrealized return to fee-paying investors since the date of the first capital call, net of the investors actual management fees, fund level expenses and carried interest. Net return information reflects the aggregated fund fee-paying investor level returns net of all fees, which may differ from an individual investor's returns due to timing of investment, variance in fees paid by such investor, and other investor-specific investment costs such as taxes.

40 Glossary Assets Under Management Assets under management, or AUM, represents the sum of (a) the fair value of the assets of the funds and vehicles we manage, plus (b) the contractual amount of any uncalled capital commitments to those funds and vehicles (including our commitments to the funds and vehicles and those of Bridge affiliates). Our AUM is not reduced by any outstanding indebtedness or other accrued but unpaid liabilities of the assets we manage. Our calculations of AUM and fee-earning AUM may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. In addition, our calculation of AUM includes uncalled commitments to (and the fair value of the assets in) the funds and vehicles we manage from Bridge and Bridge affiliates, regardless of whether such commitments or investments are subject to fees. Our definition of AUM is not based on any definition contained in the agreements governing the funds and vehicles we manage or advise. Distributable Earnings Distributable Earnings, or DE, is a key performance measure used in our industry and is evaluated regularly by management in making resource deployment and compensation decisions, and in assessing our performance. DE differs from net income before provision for income taxes, computed in accordance with U.S. GAAP in that it does not include depreciation and amortization, unrealized performance allocations and related compensation expense, unrealized gains (losses), share-based compensation, cash income attributable to non-controlling interests, charges (credits) related to corporate actions and non- recurring items. Although we believe the inclusion or exclusion of these items provides investors with a meaningful indication of our core operating performance, the use of DE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. This measure supplements and should be considered in addition to and not in lieu of the results of operations discussed further in our most recent annual report on Form 10-K and quarterly report of Form 10-Q under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Components of our Results of Operations—Combined Results of Operations” prepared in accordance with U.S. GAAP. Our calculations of DE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers. Fee-Earning AUM Fee-Earning AUM, or FEAUM, reflects the assets from which we earn management fee revenue. The assets we manage that are included in our FEAUM typically pay management fees based on capital commitments, invested capital or, in certain cases, NAV, depending on the fee terms. Fee Related Earnings Fee Related Earnings, or FRE, is a supplemental performance measure used to assess our ability of to generate profits from fee-based revenues that are measured and received on a recurring basis. FRE differs from income before provision for income taxes computed in accordance with U.S. GAAP in that it adjusts for the items included in the calculation of Distributable Earnings, and also adjusts Distributable Earnings to exclude realized performance allocations income and related compensation expense, net insurance income, earnings from investments in real estate, net interest (interest income less interest expense), net realized gain/(loss), and, if applicable, certain general and administrative expenses when the timing of any future payment is uncertain. FRE is not a measure of performance calculated in accordance with U.S. GAAP. The use of FRE without consideration of the related U.S. GAAP measures is not adequate due to the adjustments described herein. Our calculations of FRE may differ from the calculations of other investment managers. As a result, these measures may not be comparable to similar measures presented by other investment managers.

41 Glossary (cont'd) Fee Related Expenses Fee Related Expenses is a component of Fee Related Earnings. Fee Related Expenses differs from expenses computed in accordance with U.S. GAAP in that it does not include incentive fee compensation, performance allocations compensation, share-based compensation, loss and loss adjustment expenses associated with our insurance business, depreciation and amortization, or charges (credits) related to corporate actions and non-recurring items, and expenses attributable to non- controlling interest in consolidated entities. Additionally, Fee Related Expenses is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fee Related Expenses are used in management’s review of the business. Please refer to the reconciliation to the comparable line items on the consolidated and combined statements of operations. Fee Related Revenues Fee Related Revenues is a component of Fee Related Earnings. Fee Related Revenues is comprised of fund management fees, transaction fees net of any third-party operating expenses, net earnings from Bridge property operators, development fees, and other asset management and property income. Net earnings from Bridge property operators is calculated as a summation of property management, leasing fees and construction management fees less third-party operating expenses and property operating expenses. Property operating expenses is calculated as a summation of employee compensation and benefits, general and administrative expenses and interest expense at our property operators. We believe our vertical integration enhances returns to our shareholders and fund investors, and we view the net earnings from Bridge property operators as part of our fee related revenue as these services are provided to essentially all of the real estate properties in our equity funds. Net earnings from Bridge property operators is a metric that is included in management’s review of our business. Please refer to the reconciliation to the comparable line items on the combined statements of operations. Fee Related Revenues differs from revenue computed in accordance with U.S. GAAP in that it excludes insurance premiums. Additionally, Fee Related Revenues is reduced by the costs associated with our property operations, which are managed internally in order to enhance returns to the Limited Partners in our funds. Fund Management Fees Fund management fees refers to fees we earn for advisory services provided to our funds, which are generally based on total commitments, invested capital or net asset value managed by us. Fund management fees are generally based on a quarterly measurement period and amounts are paid in advance of recognizing revenue. Operating Company Bridge Investment Group Holdings LLC, or the Operating Company, acts as a holding company of certain affiliates that provide an array of real estate-related services. The Operating Company is the ultimate controlling entity, through its wholly owned subsidiary Bridge Fund Management Holdings LLC, of the investment manager entities, which we refer to collectively as the Fund Managers. Sponsored Funds Sponsored Funds refers to the funds, co-investment vehicles and other entities and accounts that are managed by Bridge, and which are structured to pay fees.